Exhibit 23A(2)

                       ARTICLES OF AMENDMENT & RESTATEMENT
                                     FOR THE
                           THE PENN STREET FUND, INC.

     The Penn Street Fund, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended and restated in its entirety to read as follows:

     "FIRST: The undersigned, Stephen W. Kline, whose post office address is 30 Valley Stream Parkway, Malvern, PA 19355, being at least eighteen years of age, hereby associate myself as incorporator with the intention of forming a corporation (hereinafter referred to as the "Corporation") under the general laws of the State of Maryland.

SECOND: The name of the Corporation is:

                           THE PENN STREET FUND, INC.

THIRD:

     (a) The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

     (1) To engage primarily in the business of investing, reinvesting or trading in securities as an investment company classified under the Investment Company Act of 1940 (the "1940 Act") as an open-end, management company.

     (2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

     (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

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FOURTH:  The post office address of the principal  office of the  Corporation in
Maryland is 11 East Chase Street, Baltimore, MD 21202.

FIFTH: The name and post office address of the resident agent is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, MD 21202. Said resident agent is a domestic corporation of the State of Maryland.

SIXTH:

     (a) The total number of shares of stock of all classes and series which the Corporation initially has authority to issue is ONE BILLION (1,00000,000,000) shares of capital stock (par value $.01 per share), amounting in aggregate par value to TEN MILLION DOLLARS ($10,000,000). All of the authorized shares of capital stock are initially classified as "Common Stock" of which certain shares are further classified as follows:

          10,000,000 shares are designated as McGlinn Balanced Portfolio 10,000,000 shares are designated as The Andrew Portfolio (formerly the Global Income Portfolio)
          10,000,000 shares are designated as Cumberland Taxable Fixed
               Income Portfolio
          10,000,000 shares are designated as Baldwin Large-Cap Growth
               Portfolio
          10,000,000 shares are designated as Penn Street Advisors
               Sector Rotational Portfolio
          10,000,000 shares are designated as Berkshire Advisors Select
               Equity Portfolio

          The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

     (b) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end company under the 1940 Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock, or the number of shares of capital stock of any class or series, that the Corporation has authority to issue.

     (c) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the McGlinn Balanced Portfolio, The Andrew Portfolio, the Cumberland Taxable Fixed Income Portfolio, the Baldwin Large-Cap Growth Portfolio, the Penn Street Advisors Sector Rotational Portfolio, the Berkshire Advisors Select Equity Portfolio, and any
additional series of Common Stock of the Corporation ("Series"), unless otherwise provided in articles supplementary or other charter document classifying or reclassifying such series:

     (1) All consideration received by the Corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any items allocated as provided in the following sentence, are hereinafter referred to collectively as the "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits or proceeds which are not identifiable as belonging to a particular Series, such items shall be allocated by or under the supervision of the Board of Directors to and among one or more of the Series from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding for all purposes. No holder of a particular Series shall have any right or claim against the assets belonging to any other Series, except as a holder of the shares of such other Series.

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     (2)  The  assets  belonging  to each  Series  shall  be  charged  with  the liabilities of the Corporation in respect of that Series and all expenses, costs, charges and reserves attributable to that Series. Any liabilities, expenses, costs, charges or reserves of the Corporation
          which  are   attributable  to  more  than  one  Series,   or  are  not
          identifiable as pertaining to any Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among one or more of the Series of Common Stock from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. Each such allocation shall be conclusive and binding for all purposes. The liabilities, expenses, costs, charges and reserves charged to a Series are hereinafter referred to collectively as the "liabilities of" that Series.

     (3) The net asset value per share of a particular Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the 1940 Act. Subject to the applicable provisions of the 1940 Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation, or in a duly adopted resolution of the Board of Directors, such bases and times for determining the current net asset value per share of each Series, and the net income attributable to such Series, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine whether any moneys or other assets received by the Corporation shall be treated as income or capital and whether any item of expense shall be charged to income or capital, and each such determination shall be conclusive and binding for all purposes.

     (4) Subject to the provisions of law and any preferences of any class or series of stock from time to time classified or reclassified, dividends, including dividends payable in shares of another class or series of the Corporation's stock, may be paid on a particular Series at such times and in such amounts as the Board of Directors may deem advisable. Dividends and other distributions on the shares of a particular Series shall be paid only out of the assets belonging to that Series after providing for the liabilities of that Series.

     (5) Each share of a Series shall have one vote, and the exclusive voting power for all purposes shall be vested in the holders of shares of the Series. All Series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of a particular Series is required by the 1940 Act or the Maryland General Corporation Law, such requirement shall apply and, in that event, the other Series entitled to vote on the matter shall vote together as a single class; and provided, further, that the holders of a particular Series shall not be entitled to vote on any matter which does not affect any interest of that Series, including liquidation of another Series, except as otherwise required by the 1940 Act or the Maryland General Corporation Law.

     (6) Each holder of shares of a Series shall have the right to require the Corporation to redeem all or any part of his shares at a redemption price equal to the current net asset value per share of that Series which is next computed after receipt of a tender of such shares for redemption, less such redemption fee or contingent deferred sales load, if any, or other charges as the Board of Directors may from time to time establish in accordance with the 1940 Act and the Conduct Rules of the National Association of Securities Dealers, Inc. Payment of the redemption price shall be made by the Corporation only from the assets belonging to the Series whose shares are being redeemed. The redemption price shall be paid in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by law, make payment wholly or partly in securities or other assets, at the value of such securities or other assets used in such determination of current net asset value. Notwithstanding the foregoing, the Corporation may suspend the right of holders of shares of any Series to require the Corporation to redeem their shares, or postpone the date of payment or satisfaction upon such redemption for more than seven days after tender of such shares for redemption, during any period or at any time when and to the extent permitted under the 1940 Act.

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     (7)  To the  extent  and in the  manner  permitted  by the 1940 Act and the
          Maryland General Corporation Law, the Board of Directors may cause the Corporation to redeem, at their current net asset value, the shares of any Series held in the account of any stockholder having an aggregate net asset value which is less than the minimum investment in that Series specified by the Board of Directors from time to time in its sole discretion.

     (8) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or of the liquidation of a particular Series, the stockholders of each Series that is being liquidated shall be entitled, after payment or provision for payment of the liabilities of that Series, as a class, to share ratably in the remaining assets belonging to the Series. The holders of shares of any particular Series shall not be entitled thereby to any distribution upon the liquidation of any other series. The liquidation of any Series of which there are shares then outstanding shall be approved by the vote of a majority (as defined in the 1940 Act) of the outstanding shares of that Series, and without the vote of the holders of shares of any other Series.

     (9) Subject to compliance with the 1940 Act, the Board of Directors shall have authority to provide that holders of any Series shall have the right to exchange their shares for shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Directors.

SEVENTH: The number of directors of the Corporation shall consist of seven (7) directors, and the names of the directors who shall act as such until successors or additional directors are elected and qualify are John A. Lukan, Edmund B. Pyle III, James R. Brinton, Lee G. Fishman, Vincent P. Small, Richard W. Stevens and C. Garrett Williams. The number of directors shall be established as provided in the by-laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force; provided however that such number shall never be less than three (3).

EIGHTH:

     (a) The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

     (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

     (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or type of stock or other securities at the time outstanding.

     (3) The Board of Directors of the Corporation shall, consistent with applicable law (including, without limitation, the 1940 Act), have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital, net asset value, or net asset value per share; to determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amount legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and

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          regulations the books,  accounts and documents of the Corporation,  or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or the By-Laws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

     (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock outstanding and entitled to vote thereon, except as otherwise provided in the charter of the Corporation.

     (5) The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force (as limited by the 1940 Act), including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted (as limited by the 1940 Act), no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

     (7) The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding capital stock.

     (8) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation in accordance with Section 2-502 of the Maryland General Corporation Law and the By-Laws of the Corporation or the applicable federal securities laws. In the event that the provisions of Maryland law conflict with those of the applicable federal securities laws, the applicable federal law shall control.

     (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

NINTH: The duration of the Corporation shall be perpetual."

SECOND. The foregoing articles of amendment and restatement of the Corporation does not increase the authorized capital stock of the Corporation.

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THIRD:  The foregoing  articles of amendment and  restatement of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.


     IN WITNESS WHEREOF, The Penn Street Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this 8th day of July, 2003.

                           THE PENN STREET FUND, INC.

                           By: /s/ G. Michael Mara
                               ---------------------------
                           G. Michael Mara
                           President


                           WITNESS:

                           /s/ Maria McGarry
                           -------------------------------
                           Maria McGarry, Esq.
                           Secretary

     The undersigned President of The Penn Street Fund, Inc., who executed on behalf of the Corporation the forgoing Articles of Amendment and Restatement for The Penn Street Fund, Inc., of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment and Restatement for The Penn Street Fund, Inc. to be the corporate act of the Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                           /s/ G. Michael Mara
                           -------------------------------
                           G. Michael Mara
                           President

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